Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com

Media Relations Contact:
Mary Kate Jeffries
214-379-7000
marykate@spmcommunications.com

Fiesta Restaurant Group, Inc. CEO Tim Taft to Retire at Year-End
Board of Directors to Reevaluate Strategic Plan; Appoints Committee to Seek Successor and Provide Transition Oversight

DALLAS, Texas - (Business Wire) - August 25, 2016 - Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® fast casual restaurant brands, today announced that Tim Taft, Fiesta's CEO and President, has informed the Board of Directors that he has decided to retire as CEO, President and a director of Fiesta at the end of the 2016 fiscal year.

Fiesta's Chairman of the Board, Jack Smith, stated, "On behalf of Fiesta's Board of Directors, we are extremely grateful to Tim for his outstanding leadership.  Tim was instrumental in guiding the Company through its successful transition as an independent public company and during his tenure improved operations at both brands, refined our marketing strategies and set the stage for ongoing growth.”

Mr. Taft stated, "I am deeply grateful to our Board, management team, team members and shareholders for the confidence and trust they have placed in me.  I've been honored and privileged to lead this outstanding Company and work with many wonderful colleagues, and they are largely responsible for the substantial growth and progress Fiesta has attained.”

A committee comprised of independent directors of the Company’s Board will immediately commence a search for Mr. Taft's successor and work with Mr. Taft to facilitate a successful transition.  This committee will be chaired by Stacey Rauch and will include Barry Alperin and Steve Elker.  This committee will also consider the composition of the Board and make any suggestions for continued enhancement. In addition, the Company's Board of Directors has determined that, in light of this transition, as well as challenging market conditions affecting the entire industry, it intends to review the Company’s strategic plan, including the previously announced separation of Taco Cabana.  Mindful of Fiesta’s relatively low tax basis in Taco Cabana of approximately $60 million (as of year-end 2015), a tax-free spin-off may remain a viable route to maximizing shareholder value, however, the Board intends to reconsider fully Fiesta’s options, including the possible continued ownership of Taco Cabana.  The Board will also review the Company’s new store opening and capital expenditure plan in light of new market dynamics and recent operating performance, as well as the Company’s leadership transition.  Based upon this review the Board will take such actions as it believes appropriate to optimize the Company’s capital structure in light of its long-term capital needs.

Mr. Smith added, "The Board believes that Fiesta has a solid foundation to drive future growth and long-term profitability.  We remain focused on taking the appropriate steps to maximize long-term shareholder value."

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical and Taco Cabana restaurant brands. The brands specialize in the operation of fast-casual, ethnic restaurants that offer distinct and unique Caribbean and Mexican inspired flavors with broad appeal at a compelling value. The brands feature made-from-scratch cooking, fresh salsa bars, drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "expects," "intends" or similar expressions. In addition, expressions of Fiesta's strategies, intentions or plans are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta's control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta's filings with the Securities and Exchange Commission.